Exhibit 3.289

AMENDMENT

AMENDED AND RESTATED

ARTICLES OF ORGANIZATION

OF

NON-STOP MUSIC LIBRARY, LC

The undersigned members, acting pursuant to Utah Code Annotated § 48-2c-409 hereby file these amended and restated articles of organization for Non-Stop Music Library, LC

ARTICLE I

NAME

The name of the limited liability company hereby formed is “Non-Stop Music Library, LC”

ARTICLE II

PERIOD OF DURATION

The duration of the limited liability company shall be 99 years, commencing on the date that the Articles are filed with the Division of Corporations and Commercial Code of the Utah Department of Commerce

ARTICLE III

PURPOSES

The purpose for which the limited liability company is organized is to conduct or promote any lawful business or purpose which a partnership, general corporation of professional corporation may conduct or promote

ARTICLE IV

REGISTERED OFFICE AND REGISTERED AGENT

The name and address of the initial registered agent and registered office of the limited liability company is Cohne, Rappaport & Segal, P C, c/o Kevin A Turney, 257 East 200 South, Suite 700, Salt Lake City, Utah 84111

The director of the Utah State Division of Corporations is hereby appointed the agent of the limited liability company for service of process if the above-named registered agent has resigned without a successor, and/or her authority has been revoked, or she cannot be found or served with the exercise of reasonable diligence

ARTICLE V

DESIGNATED OFFICE

The street address of the initial designated office of the limited liability company is 75 Rockefeller Plaza, New York, New York 10019

ARTICLE VI

MANAGEMENT

The operations and affairs of the limited liability company are to be managed by the following operating manager

Non-Stop Music Holdings, Inc

75 Rockefeller Plaza

New York, New York 10019

Under penalty of perjury, the undersigned members do hereby declare that these Amended and Restated Articles of Organization have been examined by them, have been approved by all of the members of the Company and are, to the best of their knowledge and belief, true, correct and complete as of August 3, 2007

/s/ Bryan L Hofheins
Bryan L Hofheins, Member

/s/ Michael L Dowdle
Michael L Dowdle, Member

ATTACHMENT

/s/ Randall C Thorton
Randall C Thornton

The Michael Lee and Gayla C. Dowdle Charitable Remainder Unitrust

By	/s/ Michael L Dowdle

Michael L Dowdle Trustee

The Randall C. Thornton Charitable Lead Annuity Trust UTD

By	/s/ Stephen R Sloan

Stephen R Sloan, Trustee

The Bryan L. Hofheins Charitable Lead Annuity Trust UTD

By	/s/ Nathan J Gleave

Nathan J Gleave, Trustee

Deseret Trust Company F/B/O Dowdle Charitable Fund

By	/s/ David Moore

David Moore, President

ATTACHMENT

ACCEPTANCE OF APPOINTMENT OF REGISTERED AGENT

I hereby accept appointment as registered agent of Non-Stop Music Library, LC, a Utah limited liability company

Cohne, Rappaport & Segal, P.C.

/s/ Kevin A Turney
Kevin A Turney

4